THIS DEBENTURE, AND ANY SHARES ACQUIRED UPON CONVERSION HEREOF, HAVE NOT
BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS, EXCEPT AS EXPRESSLY PROVIDED HEREIN, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.


No.

$                                                                        , 1997
 -------                                                         --------

                               EA INDUSTRIES, INC.

                      9% CONVERTIBLE SUBORDINATED DEBENTURE
                                 DUE MAY 3, 1998


     EA INDUSTRIES, INC. (the "Company"), a New Jersey corporation, for value received, and intending to be legally bound, hereby promises to pay to the order of ___________________________, or registered assigns, the principal amount of _____________________________________ on May 3, 1998 or such earlier date as provided in Paragraph (a) under the heading "Conversion of Debenture" below ("Maturity Date"), with interest from the date hereof (computed on the basis of a 360-day year of twelve 30-day months) payable quarterly on the first day of each calendar quarter, commencing July 1, 1996 on the unpaid principal balance at the rate of 9% per annum until such unpaid principal balance shall become due and payable (whether at maturity or by acceleration or otherwise). Overdue principal payments and (to the extent permitted by applicable law) any overdue interest shall accrue interest at the foregoing rate per annum until paid, which interest shall be payable on demand.

     Payments of principal and interest on this Debenture shall be made in lawful money of the United States of America by delivery of a check payable in New York Clearing House funds to the address provided by the payee as shown on the Debenture Register. The Company may treat the person in whose name this Debenture is registered (the "Holder") on the Debenture Register kept by the Company as the owner of this Debenture for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary. This Debenture is transferable only (i) in accordance with the terms hereof and (ii) by surrender thereof at an office or agency of the Company where this Debenture is payable, duly endorsed or accompanied by a written instrument duly executed by the Holder of this Debenture or his attorney duly authorized in writing.

     Conversion Of Debenture. This Debenture may be converted into shares of Common Stock of the Company, as follows:

         (a) Conversion. Subject to and upon compliance with the provisions of this section captioned "Conversion of Debenture", at the option of the Holder, at any time following the date hereof and prior to the close of business on the Maturity Date, the unpaid principal balance of the Debenture may be converted in whole, or from time to time in part, into fully-paid and non-assessable shares of Common Stock, of the Company (the "Shares"), at a conversion price per Share equal to the lesser of (i) eighty percent (80%) of the average closing price of the Common Stock of the Company as traded on the New York Stock Exchange for the five days immediately preceding the date of Holder's notice to Company of Holder's intention to exercise its right of conversion as set forth herein, or
(ii) $4.00 per share (the "Conversion Price"), provided that in no event shall Holder convert less than $100,000 unpaid principal balance of the Debenture at any one time. The conversion as set forth herein shall be subject to such adjustment or adjustments, if any, of such Conversion Price and of the securities or other property issuable upon such conversion as set forth below, upon delivery of the Debenture to the offices of the Company, together with the form of conversion notice attached thereto (the "Conversion Notice"), duly executed by the Holder thereof. The Conversion Notice shall state the principal amount thereof to be so converted and shall include or be accompanied by representations as to the Holder's investment intent substantially similar to those contained in this Debenture. Shares issuable upon conversion of the Debenture shall be issued in the name of the Holder and shall be transferable only in accordance with all of the terms and restrictions contained herein and in the Subscription Agreement of even date hereof to which the original Holder hereof is a party. Upon such conversion, Company shall pay, in cash, all accrued and unpaid interest through the conversion date on the Debenture or such part thereof delivered for conversion. No fractional Shares shall be issued or delivered upon conversion of the Debenture. In case the Debenture shall be surrendered for the conversion of only a portion of the principal amount thereof, the Company shall, at the time of issuing the Shares of Common Stock issuable upon the conversion of such portion, execute and deliver to the Holder of the Debenture so surrendered a new note equal in principal amount to the unconverted portion of the surrendered Debenture, dated the most recent date to which interest shall have been paid on the surrendered Debenture. The Company shall use its best efforts to file, within six months of the date hereof, and cause to be declared effective, within eight months of the date hereof, a registration statement under the Securities Act of 1933, as amended, covering the shares of Common Stock underlying this Debenture (the "Registration"). In addition, Holder shall have such piggyback registration rights as Holder and Company shall reasonably agree upon. NOTWITHSTANDING THE FOREGOING, THE CONVERSION OF THE DEBENTURE INTO SHARES OF COMMON STOCK IS EXPRESSLY CONDITIONED UPON (i) THE LISTING OF THE SHARES INTO WHICH THE DEBENTURE IS CONVERTIBLE ON THE NEW YORK STOCK EXCHANGE ("LISTING"), AND (ii) IF CONVERSION RESULTS IN THE ISSUANCE OF SHARES IN AN AMOUNT EQUAL TO OR EXCEEDING 20% OF THE HOLDER'S THEN ISSUED AND OUTSTANDING SHARES, APPROVAL OF A MAJORITY OF THE HOLDER'S STOCKHOLDERS. IN THE EVENT THE LISTING OR STOCKHOLDER APPROVAL DOES NOT OCCUR, THIS DEBENTURE SHALL NOT BE CONVERTIBLE AS AFORESAID. THE COMPANY SHALL USE ITS BEST EFFORTS TO AFFECT THE LISTING AND THE SHAREHOLDER APPROVAL, IF NECESSARY, WITHIN SIX MONTHS AFTER THE DATE HEREOF. FURTHER, IN THE EVENT THAT EITHER LISTING, SHAREHOLDER APPROVAL, IF NECESSARY, OR REGISTRATION HAS NOT OCCURRED WITHIN EIGHT MONTHS FROM THE DATE HEREOF, THEN AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE OUTSTANDING PRINCIPAL DUE HEREUNDER SHALL IMMEDIATELY BE DUE AND PAYABLE TO HOLDER. IN ADDITION, IN SUCH EVENT HOLDER MAY AT ITS OPTION (i) DECLARE ALL UNPAID PRINCIPAL AND ACCRUED INTEREST HEREUNDER IMMEDIATELY DUE AND PAYABLE OR (ii) WAIVE ITS RIGHTS TO SUCH ACCELERATION AND CONTINUE TO HOLD THE DEBENTURES, WHICH SHALL THEN CONTINUE TO BE CONVERTIBLE IN ACCORDANCE WITH THEIR TERMS. IN SUCH EVENT, COMPANY SHALL CONTINUE TO USE ITS BEST EFFORTS TO AFFECT SUCH REGISTRATION, LISTING AND SHAREHOLDER APPROVAL, IF NECESSARY AND HOLDER SHALL CONTINUE TO HAVE SUCH PIGGYBACK REGISTRATION RIGHTS. FURTHER, IN THE EVENT THAT THE LISTING OR SHAREHOLDER APPROVAL HAS NOT OCCURRED OR THE REGISTRATION IS NOT EFFECTIVE WITHIN NINE MONTHS FROM THE DATE HEREOF, THEN AN ADDITIONAL AMOUNT EQUAL TO FIFTEEN PERCENT (15%) OF THE OUTSTANDING PRINCIPAL DUE HEREUNDER SHALL IMMEDIATELY BE DUE AND PAYABLE TO HOLDER. IN ADDITION, IN SUCH EVENT HOLDER MAY AT ITS OPTION (i) DECLARE ALL UNPAID PRINCIPAL AND ACCRUED INTEREST HEREUNDER IMMEDIATELY DUE AND PAYABLE OR (ii) WAIVE ITS RIGHTS TO SUCH ACCELERATION AND CONTINUE TO HOLD THE DEBENTURES, WHICH SHALL THEN CONTINUE TO BE CONVERTIBLE IN ACCORDANCE WITH THEIR TERMS. IN SUCH EVENT, COMPANY SHALL CONTINUE TO USE ITS BEST EFFORTS TO AFFECT SUCH REGISTRATION, LISTING AND SHAREHOLDER APPROVAL, IF NECESSARY, AND HOLDER SHALL CONTINUE TO HAVE SUCH PIGGYBACK REGISTRATION RIGHTS. IN THE EVENT THAT (i) A COURT WITH JURISDICTION OVER THE MATTER RENDERS A JUDGMENT THAT, OR (ii) THE HOLDER PRESENTS THE COMPANY WITH A WRITTEN OPINION OF COUNSEL DEMONSTRATING TO THE REASONABLE SATISFACTION OF THE COMPANY THAT, ADDITIONAL PAYMENTS OF TEN PERCENT AND 15% ARE UNENFORCEABLE, SUCH PROVISIONS SHALL BE INAPPLICABLE AND THE CONVERSION PRICE SHALL BE REDUCED BY FIFTY PERCENT



                                       (2)

(50%). IN SUCH EVENT, COMPANY SHALL CONTINUE TO USE ITS BEST EFFORTS TO AFFECT SUCH REGISTRATION, LISTING AND SHAREHOLDER APPROVAL, IF NECESSARY, AND HOLDER SHALL CONTINUE TO HAVE SUCH PIGGYBACK REGISTRATION RIGHTS.

         (b) Adjustments.

             (i) Shares Included in Computation. The number of shares of Common Stock at any time outstanding for any purpose hereunder shall not include any shares of Common Stock then owned or held by or for the account of the Company.

             (ii) Subdivision or Combination. Whenever the Company shall subdivide or combine the outstanding shares of Common Stock issuable upon conversion of this Debenture, including stock dividends and stock splits, the Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately decreased in the case of subdivision or increased in the case of combination effective at the time of such subdivision or combination.

             (iii) Reclassification or Change. Whenever any reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination) effective provision shall be made whereby the Holder shall have the right, at any time thereafter, to receive upon conversion of this Debenture the kind of stock, other securities or property receivable upon such reclassification or change by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification or change. Thereafter, the rights of the Holder with respect to the adjustment of the amount of securities or other property obtainable upon conversion of this Debenture shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this paragraph (b). The provisions of this clause
(iii) shall apply to successive transactions of the nature to which it relates.

         (c) Notices of Record Date. In case

             (i) the Company shall declare a dividend (or make any other distribution) on its shares of Common Stock payable otherwise than in cash out of its earned surplus; or

             (ii) the Company shall grant the holders of its Common Stock the right to subscribe for or purchase any shares of its capital stock of any class; or

             (iii) the Company shall make any distribution on or in respect of the Common Stock in connection with the dissolution, liquidation or winding up of the Company; or

             (iv) there is to be a reclassification or change of the Common Stock of the Company (other than the subdivision or combination of its outstanding shares of Common Stock), a consolidation or merger to which the Company is a party and in connection with which approval of any class of stockholders of the Company is required, or a sale or conveyance of the property of the Company as an entirety or substantially as an entirety, then and in each such event, the Company shall mail or cause to be mailed to the Holder a notice specifying the date on which any record is to be taken for the purpose of such dividend, distribution or granting of rights, or the date on which such reclassification, consolidation or merger is expected to become effective, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization or reclassification. Such notice shall be mailed at least 30 days prior to the record or effective date therein specified.

         (d) Notice of Adjustment of Conversion Price, etc. If there shall be any adjustment as provided in (b) hereof, or if securities or property other than shares of Common Stock of the Company shall become issuable or deliverable

                                      (3)
in lieu of shares of such Common Stock upon the conversion of this Debenture, the Company shall forthwith cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, which notice shall be accompanied by a certificate of the principal financial officer of the Company setting forth in reasonable detail the facts requiring any such adjustment and the Conversion Price and number of shares issuable upon the conversion of this Debenture after such adjustment, or the kind and amount of any such securities or property so issuable or deliverable upon the conversion of this Debenture, as the case may be.

     Subordination.

         Senior Debt. As used in this Debenture, the term "Senior Debt" shall mean all amounts due and owing by the Company to banks and other financial institutions regardless of whether such amounts were incurred on, before or after the date of this Debenture and any renewals or extensions of any such debt.

         Subordination. The Company covenants and agrees and the Holder, by acceptance hereof, covenants, expressly for the benefit of the present and future holders of Senior Debt, that the payment of the principal and interest on this Debenture is expressly subordinated in right of payment to the payment in full of principal and interest of the Senior Debt of the Company in accordance with the provisions of this Section. There are no restrictions on the Company's ability to issue additional Senior Debt. Accordingly, all present and future Senior Debt of the Company will be superior to this Debenture and may be incurred without the consent of Holder. In addition, the Company may issue additional subordinated debt which is senior to the debentures under this Debenture without the prior written consent of the holders of the principal amount of such debentures.

         Upon any default by the Company in the payment of all or any portion of principal or of interest on any Senior Debt when due and payable, no payment may be made on or in respect of this Debenture unless or until such default has been cured or is waived. Upon any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshaling or assets and liabilities or similar proceedings or any liquidation or winding-up of the Company, whether voluntary or involuntary, the Holder of this Debenture shall not be entitled to receive thereafter, any amount in respect of the principal and interest of this Debenture unless and until the above Senior Debt shall have been paid or otherwise discharged. In the event of such proceeding, and after payment in full of all sums owing with respect to such Senior Debt, Holder shall be entitled to be paid from the remaining assets of the Company the unpaid principal of, and the unpaid interest due on, this Debenture. Such payment will be made before any payment or other distribution, whether in cash, property or otherwise shall be made on account of any capital stock of any obligations of the Company ranking junior to this Debenture.

         Rights Against the Company and Others. It is understood that the provisions of this Section captioned "Subordination" are, and are intended to be solely for the purpose of defining the relative rights of the Holder of this Debenture on the one hand and the holder of the Senior Debt of the Company on the other hand. Nothing contained in this Section or elsewhere in this Debenture shall or is intended to impair, as between the Company, its creditors other than the holder of the Senior Debt, and the Holder of this Debenture, the unconditional and absolute obligation of the Company to pay the Holder of the Debenture the principal of and interest on the Debenture as and when the same shall become due and payable in accordance with its terms or affect the relative rights of the holder of the Debenture and the creditors of the Company, other than the holder of such Senior Debt nor shall anything herein prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, of the holder of Senior Debt in respect to cash, property or securities of the Company received upon the exercise of any such remedy. The subordination herein provided applies to payments or distributions by the Company only and shall not affect the right of the Holder to collect and retain payment from any co-obligor, guarantor or surety. Upon any payment or distribution of assets of the Company referred to in this Section captioned "Subordination," the Holder of this Debenture shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the liquidating


                                      (4)
trustee or agent or other person making any distribution to the Holder of this Debenture, for the purpose of ascertaining the persons entitled to participate in such distributions, the holders of Senior Debt and other debt of the Company, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

         By accepting this Debenture, the Holder hereby acknowledges that, except as expressly set forth herein, neither this Debenture nor any shares issuable upon conversion hereof have been, or will be at the time of acquisition of any shares upon conversion hereof, registered under the Securities Act of 1933, as amended, or any state securities laws and represents for himself and his legal representative that he is acquiring this Debenture, and will acquire any shares issued upon conversion hereof, for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities, and agrees to reaffirm in writing this investment representation at the time of exercise of the conversion right set forth above.

         If any of the following conditions or events ("Events of Default") shall occur and be continuing:

         (a) if the Company shall default in the payment of principal of this Debenture when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise; or

         (b) if the Company shall default in the payment of any interest on this Debenture and shall fail to cure such default within ten days after written notice thereof from the Holder to the Company; or

         (c) if the Company shall materially default in the performance of or compliance with any term contained herein and such default shall not have been remedied within thirty days after written notice thereof from the Holder to the Company; or

         (d) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the United States Code ("Title 11") shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

         (e) if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived.


                                      (5)

         In case of a default in the payment of any principal of or interest on the Debenture, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Debenture upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         Notwithstanding any provision contained in this Debenture to the contrary, the Company's liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision hereof requires interest payments in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require such payment at the then legally-permitted maximum rate.

         All notices required or permitted to be given under this Debenture shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested) addressed to the following addresses:


            If to Holder:      At its address on the Debenture
                               Register of the Company

            If to Company:     185 Monmouth Parkway
                               West Long Branch, NJ 07764-9989
                               Attn:  Stanley O. Jester

All notices shall be deemed given upon personal delivery or upon deposit of such notice in the United States mails, with all postage affixed.



                                      (6)

         This Debenture has been made and delivered in West Long Branch, New Jersey and shall be governed by the laws of the State of New Jersey.


                                        EA INDUSTRIES, INC.

ATTEST:

                                        By:
---------------------------------          ------------------------------------
       Assistant  Secretary

(SEAL)



                                      (7)

                                CONVERSION NOTICE



TO:  EA INDUSTRIES, INC.
     185 Monmouth Parkway
     West Long Branch, NJ 07764-9989


     The undersigned Holder of this Debenture hereby irrevocably exercises his right to convert [all] [or $___________] of this Debenture into ___________ shares of Common Stock of EA INDUSTRIES, INC. at the Conversion Price of $_________________ per share in accordance with the terms of this Debenture, and directs that the Shares issuable and deliverable upon such conversion be registered in the name of the undersigned and delivered to the undersigned, together with a Debenture for the balance of the principal amount of this Debenture, if any.

     The undersigned hereby acknowledges that the Shares (i) have not been and will not be at the time of acquisition by the undersigned registered under the Securities Act of 1933, as amended, or under any state securities laws, except as set forth in this Debenture, and hereby represents and warrants to the Company that he is acquiring the Shares for his own account, for investment, and not with a view to, or for sale in connection with, any distribution of such Shares; and (ii) are transferable only in accordance with all the terms and restrictions contained in the Debenture and in the Subscription Agreement pursuant to which the Holder purchased this Debenture and to which the Holder is, or hereby agrees to become, a party.

Dated:                      19
      ---------------------   --

--------------------------------             -----------------------------
Witness                                      Signature of Holder

                                             -----------------------------
                                             (Print Name of Holder)

                                             Social Security Number or
                                             Taxpayer ID Number:
                                                                -------

                                             -----------------------------

                                             -----------------------------

                                             -----------------------------
                                             Address